Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Supplement to the Prospectus dated May 31, 2006 for Federated Municipal Securities Fund, Inc. and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A, No. 2-57181) of Federated Municipal Securities Fund, Inc. and to the incorporation by reference of our report dated May 10, 2006, except for Notes 2, 4, 6, 8, 9 and 10 as to which the date is February 23, 2007, included in the Annual Report to Shareholders (Restated February 23, 2007) of Federated Municipal Securities Fund, Inc. for the fiscal year ended March 31, 2006.




Boston, Massachusetts
April 5, 2007